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                                   EXHIBIT 5.1

        Opinion of Counsel as to Legality of Securities Being Registered







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                                                                     EXHIBIT 5.1
                                 March 16, 2000




Ecogen Inc.
2000 Cabot Boulevard West
Suite 170
Langhorne, Pennsylvania  19047

         Re:      Ecogen Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

                  We are furnishing this opinion of counsel to Ecogen Inc., a Delaware corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the resale by the "Selling Stockholders" (as defined in the Registration Statement) of up to 1,720,000 shares of the Company's common stock, par value $.01 per share (the "Shares").

                  We have examined the Restated Certificate of Incorporation of the Company and Bylaws of the Company, each as amended to date, the Company's Certificate of Designation, Preferences and Rights of Series 2000-A Convertible Preferred Stock, the originals or copies, certified or otherwise identified to our satisfaction, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when purchased as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law as in effect on the date hereof.

                  We hereby consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement.


                                                  Very truly yours,


                                      /s/ Paul, Hastings, Janofsky & Walker LLP






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